                                                    Registration No. 33-64427
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                            WMX TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                                       36-2660763
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)

                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                    (Address of principal executive offices)

                            ----------------------

                            WMX Technologies, Inc.
              Non-Qualified Profit Sharing and Savings Plus Plan
                           (Full title of the plan)


                            WMX Technologies, Inc.
                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                            Attn:  Herbert A. Getz
             Senior Vice President, General Counsel and Secretary
                                (708) 572-8800
           (Name, address and telephone number of agent for service)

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                                       Proposed
                                         Proposed       Maximum
                                          Maximum      Aggregate     Amount of
Title of Securities     Amount to be   Offering Price  Offering    Registration
to be Registered         Registered      Per Share       Price          Fee
--------------------------------------------------------------------------------
Common stock, par
 value $1.00 per
 share...............   870,000 shares    $27.94(1)  $24,307,800(1)  $8,382.00
--------------------------------------------------------------------------------
Deferred Compensation
 Obligations.........    $17,400,000        100%     $17,400,000(2)  $6,000.00

================================================================================

(1) In accordance with Rule 457(h) under the Securities Act of 1933, calculated on the basis of the average of the high and low sale prices for the registrant's common stock on the New York Stock Exchange Composite Tape on November 13, 1995, as reported by The Wall Street Journal (Midwest Edition). Such price and aggregate price are included solely for the purpose of calculating the registration fee.

(2) Estimated solely for the purpose of determining the registration fee.

================================================================================

     The registrant is filing this Post-Effective Amendment No. 1 solely to reduce the amount of the offering from that originally filed so that the fee paid will be sufficient to cover the offering at the Section 6(b) fee rate of 1/29th of one percent, which was retroactively applied to this registration statement, originally filed on November 17, 1995 when the Section 6(b) fee rate was 1/50th of one percent.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on December 1, 1995.

                                   WMX TECHNOLOGIES, INC.

                                   By        /s/ Dean L. Buntrock
                                     ----------------------------------
                                             Dean L. Buntrock,
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.

     Signature                         Title                Date
     ---------                         -----                ----

    /s/ Dean L. Buntrock               Director, Chairman of
  ------------------------              the Board and Chief
      Dean L. Buntrock                  Executive Officer

    /s/ Jerry E. Dempsey               Director
  ------------------------
      Jerry E. Dempsey

    /s/ Phillip B. Rooney              Director
  -------------------------
      Phillip B. Rooney

    /s/ Donald F. Flynn                Director
  -----------------------
      Donald F. Flynn

    /s/ Peter H. Huizenga              Director
  -------------------------
      Peter H. Huizenga

    /s/ Peer Pedersen                  Director             December 1, 1995
  ---------------------
      Peer Pedersen

    /s/ James R. Peterson              Director
  -------------------------
      James R. Peterson

    /s/ Alexander B. Trowbridge        Director
  -------------------------------
      Alexander B. Trowbridge

    /s/ Howard H. Baker, Jr.           Director
  ----------------------------
      Howard H. Baker, Jr.

    /s/ H. Jesse Arnelle               Director
  ------------------------
      H. Jesse Arnelle

    /s/ Pastora San Juan Cafferty      Director
  ---------------------------------
      Pastora San Juan Cafferty

    /s/ James B. Edwards               Director
  ------------------------
      James B. Edwards

    /s/ Thomas C. Hau                  Vice President, Controller
  ---------------------                 and Principal Accounting
      Thomas C. Hau                     Officer


    /s/ James E. Koenig                Senior Vice President,
  -----------------------               Treasurer and Principal
      James E. Koenig                   Financial Officer


                                       6